Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-46712 on Form S-8 of our report dated April 9, 2008, relating to the financial statements of SecureLogic (which report expresses an unqualified opinion and includes an explanatory paragraph regarding going concern uncertainty) as of December 31, 2007, appearing in this Annual Report on Form 10-K of SecureLogic Corp. for the year ended December 31, 2007.

Tel Aviv, Israel
Date: April 9, 2008

	By:	/s/ Brightman Almagor & Co.
Brightman Almagor & Co.